                          Consent of W. Edward Scheetz


         I consent to all references to me contained in the Registration Statement on Form SB-1 and related Prospectus of Netword, Inc. for the registration of 6,784,733 shares of its Common Stock.


                                           /s/ W. Edward Scheetz


New York, New York
December 15, 1999